_______________________________________________________________________________

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           SCHEDULE 14A INFORMATION


                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]    Preliminary Proxy Statement

[_]    Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2)

[X]    Definitive Proxy Statement

[_]    Definitive Additional Materials

[_]    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12

                        FRONTIER NATURAL GAS CORPORATION
             (Exact name of registrant as specified in its charter)

                 OKLAHOMA                               73-1421000
          (State of incorporation)       (I.R.S. Employer Identification Number)

                         9400 NORTH BROADWAY, SUITE 120
                                ONE BENHAM PLACE
                         OKLAHOMA CITY, OKLAHOMA  73114
   (Address of registrant's principal executive offices, including zip code)

       Registrant's telephone number, including area code: (405) 478-4455

[_]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:

         _______________________________________________________________________
         2)  Aggregate number of securities to which transaction applies:

         _______________________________________________________________________
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         _______________________________________________________________________
         4)  Proposed maximum aggregate value of transaction:

         _______________________________________________________________________
         5)  Total fee paid:

         _______________________________________________________________________

[X]    Fee paid previously with preliminary materials.

                       FRONTIER NATURAL GAS CORPORATION
                              9400 NORTH BROADWAY
                               ONE BENHAM PLACE
                        OKLAHOMA CITY, OKLAHOMA  73114

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 6, 1996

TO OUR SHAREHOLDERS:

     The 1996 Annual Meeting of Shareholders of Frontier Natural Gas Corporation, an Oklahoma corporation (the "Company"), will be held at the Corporate Offices of Frontier Natural Gas Corporation, 9400 North Broadway, One Benham Place, Suite 120, Oklahoma City, Oklahoma 73114 on Thursday, June 6, 1996, at 10:00 a.m., local time, for the following purposes:

     1.   To elect directors for terms expiring in 1996;

     2. To approve an amendment to Article VII of the Company's Certificate of Incorporation to correct a typographical error which currently reads "The number of Directors of this Corporation shall be no less than four (4) and no less than eight (8)" to read "The number of Directors
                          ----
          of this Corporation shall be no less than four (4) and no more than
                                                                    ----
          eight (8).

     3.   To approve the Stock Incentive Option Plan - 1996;

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on April 22, 1996 are entitled to notice of and to vote at the meeting. A complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder at the Company's executive offices, during ordinary business hours, for a period of at least ten days prior to the meeting.

     The accompanying Proxy Statement contains information regarding the matters to be considered at the meeting. For reasons outlined therein, the Board of Directors recommends a vote "FOR" the matters being voted upon.

     YOUR PROXY IS IMPORTANT TO ASSURE A QUORUM AT THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              BY ORDER OF THE BOARD OF DIRECTORS,

                              \s\

                              David W. Berry,
                              President
Oklahoma City, Oklahoma
May 6, 1996
_______________________________________________________________________________

                       FRONTIER NATURAL GAS CORPORATION
                                 _____________

                                PROXY STATEMENT
                                 _____________

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 6, 1996

                              GENERAL INFORMATION

          This Proxy Statement is furnished to the stockholders of Frontier Natural Gas Corporation, an Oklahoma corporation (the "Company"),in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and any adjournment of the Meeting.

          This Proxy Statement and accompanying form of proxy, along with the Company's Annual Report for its fiscal year ended December 31, 1995, are first being mailed to holders of the Company's $.01 par value common stock ("Common Stock") on or about May 6, 1996. Shareholders are referred to the Annual Report for financial information concerning the activities of the Company.

          The Board of Directors has established April 22, 1996 as the record date (the "Record Date") to determine shareholders entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, 5,058,406 shares of Common Stock were outstanding. Each share is entitled to one vote. The holders of a majority of the outstanding Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting.

          Each proxy which is properly signed, dated and returned to the Company in time for the Meeting, and not revoked, will be voted in accordance with instructions contained therein. If no contrary instructions are given, proxies will be voted "FOR" each item to be voted upon. Proxies may be revoked at any time prior to their being exercised by delivering a written notice of revocation or a later dated proxy to the Secretary of the Company. In addition, a shareholder present at the Meeting may revoke his or her proxy and vote in person.

          Election of the director nominees will be by plurality vote. Approval of each of the other matters require the affirmative vote of at least a majority of votes cast at the Meeting on such matters. The Company's Secretary will appoint an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the Meeting. It is the Company's policy
(i) to count abstentions and broker non-votes for purposes of determining the presence of a quorum at the Meeting; (ii) to treat abstentions as shares represented at the Meeting and voting against a proposal and to disregard broker
                           -----------------------------
non-votes in determining results on proposals requiring a majority vote; and
(iii) to consider neither abstentions nor broker non-votes in determining results of plurality votes.

          The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally, or by telephone, telegraph, facsimile transmission or other means of communication. The Company will request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing.

                             ELECTION OF DIRECTORS

          Pursuant to provisions of the Company's Certificate of Incorporation and Bylaws, the Board of Directors has fixed the number of directors at seven. The Company's Certificate of Incorporation and Bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. There are currently vacancies in the board seats which terms expire in 1997 and 1998. The Board currently consists of five directors, three of whom have terms which expire at the Annual Meeting, with the remaining two directors serving terms which expire in 1997 and 1998, respectively. In order to more equally distribute the number of directors among the three classes, two of the three directors whose terms expire at the Annual Meeting have been nominated to fill the vacancies existing in the class of directors whose terms expire in 1997 and 1998. Accordingly, the Board of Directors has nominated David B. Christofferson to fill the vacant seat expiring in 1998, and has nominated Jeffrey R. Orgill to fill the vacant seat expiring in 1997. David W. Berry is being nominated for re-election as director for a three-year term expiring at the 1999 Annual Meeting. In addition, S. Gordon Reese, Jr. has been nominated by the Board of Directors to serve on the Board of Directors for a term expiring in 1999. The Board is continuing to search for a qualified and available nominee to fill the remaining vacant board seat which, when filled, will have a term expiring in 1999. If elected, the nominee will serve for the term indicated and until his successor is duly elected and qualified.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS. DIRECTORS ARE ELECTED BY PLURALITY VOTE. ALL DULY SUBMITTED AND UNREVOKED PROXIES IN THE FORM ACCOMPANYING THIS PROXY STATEMENT WILL BE VOTED FOR THE NOMINEES SELECTED BY THE BOARD OF DIRECTORS, EXCEPT WHERE AUTHORIZATION TO VOTE IS WITHHELD.

          It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the nominees. The Board of Directors expects that the nominees will be available for election but, in the event that any nominee is not so available, proxies received will be voted for a substitute nominee to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees.

                 INFORMATION REGARDING NOMINEES AND DIRECTORS

          The following information is furnished for each person who is nominated for election as a director or who is continuing to serve as a director of the Company after the Meeting.

NOMINEE AS DIRECTOR FOR TERM EXPIRING 1999

          S. GORDON REESE, JR., age 46, Vice President - Gulf Coast Region, received his degree in Petroleum Engineering and Geology from Louisiana State University in 1971. From 1982 until joining Frontier, Mr. Reese has been the managing general partner of Reese Production Co. He is a Vice President of the Independent Petroleum Association of America.

NOMINEE FOR RE-ELECTION AS DIRECTOR FOR TERM EXPIRING IN 1999

          DAVID W. BERRY age 46, Chairman of the Board and President is responsible for overall corporate direction, corporate management, capital formation, and asset acquisitions and has served as President since the Company's inception in 1988 and as Chairman of the Board since 1991.

NOMINEE FOR RE-ELECTION AS DIRECTOR FOR TERM EXPIRING IN 1998

          DAVID B. CHRISTOFFERSON, age 48, Executive Vice-President, General Counsel and a Director, received his BS in Finance and Juris Doctorate from the University of Oklahoma. Mr. Christofferson has served as General Counsel and Director since 1989. He also received a Masters of Divinity degree with Magna Cum Laude honors from Phillips University. Mr. Christofferson has been active in the natural gas and oil industry for over 15 years.

NOMINEE FOR RE-ELECTION AS DIRECTOR FOR TERM EXPIRING IN 1997

          JEFFREY R. ORGILL, age 51, Vice-Chairman of the Board has served in such capacity since June 1988. Mr. Orgill also has served as Vice-President of Exploration and Production for the Company from June 1988 through May 1, 1996. Mr. Orgill will become a consultant to the Company on May 1, 1996. Mr. Orgill received his education and background in geology and natural gas and oil exploration. Mr. Orgill has BS and MS degrees in Geology with 25 years of industry experience.

DIRECTOR WHOSE TERM EXPIRES IN 1998

          NEAL M. ELLIOTT, age 56, a Director of Frontier since September 1991, is also Chairman of the Board, President and Chief Executive Officer of Horizon-CMS Healthcare Corp. Horizon, which is publicly-traded on the New York Stock Exchange, operates extended nursing care facilities and acute rehabilitation hospitals in over 250 locations nationwide. He joined Horizon-CMS Healthcare Corp. upon its formation in 1987. Mr. Elliott has a BA degree from Stanford University and an MA from Columbia University. His background includes public accounting with Price Waterhouse, as well as executive senior management duties for major health care providers. Mr. Elliott also serves as a director of LTC Properties, a publicly held healthcare real estate investment trust and as a trustee for Baron Asset Fund, a mutual fund.

DIRECTOR WHOSE TERM EXPIRES IN 1997

          ALLEN H. SWEENEY, age 49, has served as a Director of the Company since September 1993. He received his Bachelor of Science degree in Accounting from Oklahoma State University in 1969 and his MBA from Oklahoma City University in 1972. Mr. Sweeney has 25 years of experience in the natural gas and oil industry. He started his career with Sohio as a Systems and Procedures Analyst. Mr. Sweeney has served as the Controller of Lyco Energy Corp. in Dallas, Texas, Vice President of Finance of Plains Resources, Inc. and Treasurer/Chief Accounting Officer of Phoenix Resources, Inc., both of Oklahoma City. Sohio, Lyco Energy Corp., Plains Resources, Inc. and Phoenix Resources Company are all oil and gas exploration companies. Mr. Sweeney currently owns his own consulting firm. Mr. Sweeney also serves as a director of Panaco Inc., a publicly traded oil and gas exploration company.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

          The Board of Directors held two meetings and acted two times by consent without a meeting during the Company's fiscal year ended December 31, 1995. The Board of Directors has a standing Compensation Committee. It does not have a standing nominating committee.

          The duties of the Compensation Committee are to determine the salaries, bonuses and other remuneration of the executive officers. The Compensation Committee may make recommendations to the Board of Directors with respect to the Company's compensation policy. Mr. Elliott serves as Chairman of the Compensation Committee and Mr. Sweeney comprises the remaining Committee member. The Compensation Committee held no meetings during the fiscal year ended December 31, 1995.

          Each director attended at least 75% of the total number of Board and committee meetings held while serving as a director or committee member during fiscal year 1995.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

          The table below sets forth as of the Record Date (i) the name and address of each person known by management to own beneficially more than 5% of the Company's outstanding Common Stock, the number of shares beneficially owned by each such shareholder and the percentage of outstanding shares owned and (ii) the number and percentage of outstanding shares of Common Stock beneficially owned by each of the Company's nominees, directors, executive officers listed in the Summary Compensation Table below and by all directors and executive officers of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

                                                                           COMMON STOCK
                                                                     ------------------------
                                                                     NUMBER OF   PERCENT OF
BENEFICIAL OWNERS                                                     SHARES      CLASS(1)
- - -----------------                                                    ---------  -------------

David W. Berry* (2)(3)                                                 684,370        13.5%

Jeffrey R. Orgill*(2)(4)                                               603,000        11.9%

David B. Christofferson*(2)(5)                                         212,000         4.1%

Neal M. Elliott*(2)(6)                                                  74,750         1.5%

S. Gordon Reese, Jr.**(2)(8)                                             8,000         0.2%

Allen H. Sweeney*(2)(7)                                                  4,000         0.1%

All executive officers and directors as a group(3)(4)(5)(6)(7)(8)    1,586,120        30.1%

Hi-Chicago Trust(9)(10)                                                667,200        12.5%
- - -----------------------

*    Director
**   Nominee Director
(1) Percent of class for any stockholder listed is calculated without regard to shares of Common Stock issuable to others upon exercise of outstanding stock options, warrants or subscriptions for Common Stock. Any shares a stockholder is deemed to own by having the right to acquire by exercise of an option, warrant or by subscription are considered to be outstanding solely for the purpose of calculating that stockholder's ownership percentage.
(2) Address is c/o Frontier Natural Gas Corporation, One Benham Place, 9400 North Broadway, Oklahoma City, Oklahoma 73114.
(3) Includes options granted pursuant to the Company's Stock Incentive Plan to purchase 24,000 shares of Common Stock which are currently exercisable by Mr. Berry.
(4) Includes options granted pursuant to the Company's Stock Incentive Plan to purchase 24,000 shares of Common Stock which are currently exercisable by Mr. Orgill.
(5) Includes options to purchase 132,000 shares of Common Stock granted pursuant to the Company's Incentive Stock Option Plan and 24,000 options granted pursuant to the Company's Stock Incentive Plan, which are currently exercisable by Mr. Christofferson.
(6) Includes options granted pursuant to the Company's Stock Incentive Place to purchase 4,000 shares of Common Stock which are currently exercisable by Mr. Elliott.
(7) Includes options granted pursuant to the Company's Stock Incentive Plan to purchase 4,000 shares of Common Stock which are currently exercisable by Mr. Sweeney.
(8) Includes options granted pursuant to the Company's Stock Incentive Plan to purchase 8,000 shares of Common Stock which are currently exercisable by Mr. Reese.
(9) Includes 300,000 common stock purchase warrants exercisable at $3.00 per share.
(10) Address is Two North LaSalle Street, Chicago, Illinois  60602.

     The Company also has outstanding 85,691 shares of its Preferred Stock. Each share of Preferred Stock is convertible into two shares of Common Stock and two Common Stock Warrants. No director, director nominee, or any of the above referenced officers own any shares of Preferred Stock. The Hi-Chicago Trust owns 2,000 shares of Preferred Stock representing 2.3% of said class.

COMPLIANCE WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

    Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers and any persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and Nasdaq reports of ownership and subsequent changes in ownership of Common Stock and other securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 1995, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were timely made except for one late filing by David B. Christofferson, Executive Vice President, General Counsel and Director of the Company of a Form 4 reporting the sale of Common Stock.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer ("CEO") and each executive officer other than the CEO who were serving as executive officers at the end of the last completed fiscal year, and whose total annual salary and bonus for the last completed fiscal year exceeded $100,000.

                                                                         LONG-TERM
                                     ANNUAL COMPENSATION                COMPENSATION
                                   -----------------------     ------------------------------
                                                                 AWARDS OF          ALL
                                                                  OPTIONS          OTHER
NAME AND PRINCIPAL POSITION        YEAR   SALARY    BONUS      (# OF SHARES)    COMPENSATION
                                   ----  --------  -------     --------------  --------------

David W. Berry                     1995  $120,000  $   -0-            -0-       $ 8,367/(2)/
 Chairman of the Board and         1994   120,000      -0-            -0-        18,367/(2)/
 President                         1993    71,250   29,250         24,000/(1)/    9,184/(2)/

Jeffrey R. Orgill                  1995   120,000      -0-            -0-        31,344/(2)/
 Vice-Chairman of the Board        1994   120,000      -0-            -0-        31,344/(2)/
 and Vice-President of             1993    71,250   29,250         24,000/(1)/   15,672/(2)/
 Exploration and Production

David B. Christofferson            1995    95,000    5,000            -0-        20,090/(2)/
 Director, Executive Vice-         1994    90,000   10,000            -0-        20,090/(2)/
 President, Chief Financial        1993    70,000   30,000         24,000/(1)/   10,045/(2)/
 Officer, Secretary and General
 Counsel

S. Gordon Reese, Jr.               1995    70,000   35,000            -0-           -0-
 Vice-President of Gulf Coast      1994    70,000   20,000          12,000/(3)/     -0-
 Region                            1993    70,000   30,000            -0-           -0-

(1) The total options include 24,000 options which are components of units in the Company's Stock Incentive

     Plan. Each unit contains one option to purchase one share of Common Stock (the "Plan Option") and one Stock Appreciation Right, representing the right to receive a cash payment equal to twice the amount by which the fair market value of the Common Stock on the date of exercise of the Plan Option exceeds the exercise price thereof. Plan Options are granted with an exercise price equal to the fair market value of the Common Stock on the date of the grant; the exercise price of the Plan Options indicated is $3.10 per share.

(2) Represents accrued liabilities of the Company pursuant to deferred compensation benefits payable to the individual officers.

(3) The total options include 12,000 options which are components of units in the Company's Stock Incentive Plan. Each unit contains one option to purchase one share of Common Stock (the "Plan Option") and one Stock Appreciation Right, representing the right to receive a cash payment equal to twice the amount by which the fair market value of the Common Stock on the date of exercise of the Plan Option exceeds the exercise price thereof. Plan Options are granted with an exercise price equal to the fair market value of the Common Stock on the date of the grant; the exercise price of the Plan Options indicated is $3.50 per share.

STOCK OPTIONS GRANTED IN FISCAL 1995

    No options to purchase Common Stock were granted in fiscal 1995 to the executive officers named in the Summary Compensation Table.

    No options were exercised by the Company's executive officers during the fiscal year ended December 31, 1995. The following table sets forth information about the unexercised options to purchase Common Stock held by Messrs. Berry, Orgill, Christofferson and Reese at December 31, 1995.

                       FISCAL 1995 YEAR-END OPTION VALUES

                                                         Value of unexercised
                             Number of Unexercised            in-the-money
                              Options at 12/31/95         Options at 12/31/95
                          --------------------------  --------------------------
Name                      Exercisable  Unexercisable  Exercisable  Unexercisable
- - ----                      --------------------------  --------------------------

David W. Berry               16,000        8,000        $      0      $     0
Jeffrey R. Orgill            16,000        8,000               0            0
David B. Christofferson     148,000       56,000         181,500       77,000
S. Gordon Reese, Jr.          8,000        4,000               0            0

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with David W. Berry, Jeffrey R. Orgill and David B. Christofferson ("Employees"). Each of these agreements was effective July 1, 1993 and initially had a term extending to December 31, 1995. Each agreement automatically renews for additional one-year terms each December 31st unless terminated by either the Company or Employee. Under these agreements, Messrs. Berry and Orgill will receive annual salaries of $120,000, and Mr. Christofferson will receive an annual salary of $100,000. In addition, each Employee shall be entitled to receive deferred compensation, provided he remains employed by the Company until expiration of the initial term of his agreement and has not been terminated for cause thereunder. The deferred compensation shall be an annual payment equal to the product of $9,000 multiplied by the number of years Employee is employed by the Company beginning with July 1, 1993 (up to a maximum of 10 years); payments commence the year the Employee reaches 65 or retires from the Company, whichever is later. Deferred payments shall be paid for a maximum of 15 years thereafter. In the event of Employee's death or permanent disability during the term of his employment, deferred compensation shall be paid to Employee or his estate beginning at the time of said death or disability, in an aggregate amount computed as if Employee were employed for ten years after July 1, 1993; provided, however, that any such payments pursuant to Employee's disability will be reduced by the amount of any employer paid insurance which pays disability payments to Employee. "Cause" for termination of an Employee includes: the conviction of a felony; the perpetration of a fraud, misappropriation or embezzlement of property of the Company; willful misconduct with respect to the duties or obligations of Employee under his employment agreement; or intentional or continual neglect of duties. Effective May 1, 1996, Mr. Orgill and the Company have agreed to the termination of the current agreement. Mr. Orgill has resigned as Vice-President of Exploration and Production as of May 1, 1996. He will continue to serve as a director and consultant to the Company. Mr. Orgill entered into a Consulting Agreement with the Company effective May 1, 1996 to March 31, 1998. Mr. Orgill will be paid $10,000.00 per month under the terms of the agreement.

DIRECTORS' COMPENSATION

    During the fiscal year ended December 31, 1995, directors who were not officers of the Company were paid $1,000 for each Board of Directors' meeting attended and, additionally, received an automatic grant of 2,000 Units under the Company's Stock Incentive Plan (the "Incentive Plan"). Each Unit contains one option to purchase one share of Common Stock (the "Plan Option") and one Stock Appreciation Right, representing the right to receive a cash payment equal to twice the amount by which the fair market value of the Common Stock on the date of exercise of the Plan Option exceeds the exercise price thereof. Plan Options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Units in the Incentive Plan vest annually. Each year directors who are not officers of the Company receive automatic grants of Units under the Incentive Plan, which vest one year from the grant date. Each of Messrs. Elliott and Sweeney were granted 2,000 Plan Units in September 1993 which vested in January 1994 and an additional 2,000 Units each in June 1995 which vest in June 1996. The exercise price of the 1994 Plan Options is $3.10 and $2.09 for the 1995 Plan Options. In January 1996, the Board of Directors discontinued the automatic grant of 2,000 Units under the Incentive Plan. The Board of Directors replaced the above automatic grant with an automatic grant of options to purchase 6,000 shares of Common Stock of the Company pursuant to the Stock Incentive Option Plan - 1996.

CERTAIN TRANSACTIONS

    On December 22, 1992, the Company entered into a Consultant's Agreement with Federman Associates, Inc. ("Federman Associates"), pursuant to which Federman Associates agreed to provide financial consulting services to the Company and the Company agreed to pay Federman Associates $3,000 per month for 36 months commencing December 1992. In addition, Mr. H. L. Federman of Federman Associates was granted 6,000 Plan Units under the Company's Incentive Plan. Federman Associates was engaged to advise the Company relative to general financing matters. These matters include structural and other issues involved in the Company's private placement in February 1993 (the "Private Placement"), its public offering in November 1993 and future financing needs. None of the services provided by Federman Associates constitute underwriting, or acting as an agent of the Company in connection with, the offer or sale of securities of the Company. Mr. Federman is either the father or spouse of all of the beneficiaries of the Hi-Chicago Trust, which, in the Private Placement, purchased $400,000 in principal amount of Convertible Notes, and subscribed to purchase an additional 107,200 shares of Common Stock at $1.68 per share. The Convertible Notes held by the trust were converted into 200,000 shares of Common Stock during 1994. On March 31, 1995, the subscribed shares of Common Stock were purchased.

    In 1995, Hi-Chicago Trust asserted a claim against the Company claiming that the Company failed to take reasonable steps as required to timely register Hi-Chicago Trust's stock obtained under the convertible note agreement. The Company had an obligation to register within one year of its effective date of the initial public offering, 275,000 shares of Common Stock issued or issuable upon conversion of Convertible Notes, and an additional 147,400 shares subject to subscriptions pursuant to an offering of securities in a private placement transaction effected in 1993. The registration statement registering such shares was filed in January 1995 and was declared effective by the Securities and Exchange Commission in May 1995. The Company and Hi-Chicago Trust agreed to a settlement in December 1995 whereby the Company issued 75,000 shares of Common Stock and a stock purchase warrant to purchase up to 300,000 shares of Common Stock at an exercise price of $3.00 per share in settlement of the claim. The warrant is exercisable through the earlier of 60 months from the settlement date or for a period of 30 days after the closing bid price of the Company's stock equals or exceeds $6.00 per share for sixty consecutive trading days. The issued shares are unregistered and are subject to certain registration rights The settlement provides for the issuance of additional shares of the Company's stock if the Company does not promptly register the stock upon demand by Hi-Chicago Trust. The Company recorded a loss of $96,093 related to this settlement.

    The Company's Board of Directors has adopted a policy whereby all transactions or loans between the Company and its directors, officers, principal stockholders or affiliates must be approved by a majority of the disinterested directors of the Company and must be on terms no less favorable than those obtained from unaffiliated parties.

                 AMENDMENT TO FRONTIER NATURAL GAS CORPORATION
                          CERTIFICATE OF INCORPORATION

CORRECTION OF TYPOGRAPHICAL ERROR

    Article VII of the Certificate of Incorporation, relating to the Board of Directors, currently contains the following requirement: "The number of directors of this Corporation shall be no less than four (4) and no less than eight (8), and such number may be determined from time to time under the Bylaws or upon resolution of the Board of Directors." The phrase "no less than eight" was intended to be and has been observed as "no more than eight." The Company's Board of Directors has approved a proposed amendment to the Company's Certificate of Incorporation to correct the above typographical error so that the above sentence would be replaced with "The number of directors of this Corporation shall be no less than four (4) and no more than eight (8), and such number may be determined from time to time under the Bylaws or upon resolution of the Board of Directors."

    The Board of Directors believes the above amendment will have no effect on the operations of the Company and is strictly being proposed to correct a typographical error.

    THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION. THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING IS NECESSARY FOR APPROVAL.

                 ADOPTION OF STOCK INCENTIVE OPTION PLAN - 1996

    The Company's Board of Directors has adopted the Stock Incentive Option Plan
- - - 1996 (the "Plan") to continue to further the interests of the Company by providing incentives for officers, directors and other key employees of the Company who may be designated for participation in the Plan and to provide additional means of attracting and retaining competent personnel. The Board of Directors is requesting shareholder approval of the plan in order that said plan may comply with certain guidelines of the Internal Revenue Code for a qualified plan.

    The Company previously had authorized and adopted the Management Incentive Stock Option Plan, pursuant to which 120,000 Units have been granted. Under the Management Incentive Stock Option Plan, each Unit consists of an option to purchase one share of Common Stock and two stock appreciation rights ("SAR"). The Board of Directors has decided to cease issuing Units under the Management Incentive Option Plan, for which 120,000 Units were ungranted, due to the potential for the SAR portion of the plan to result in a negative impact on financial results by the requirement to recognize expense for any cash payment which would be necessary as a result of the SAR. The Board of Directors has developed the Plan to continue to offer incentives to key personnel but without the SAR component.

    The full text of the Plan appears in Exhibit A hereto. The principle features of the Plan are outlined below and should be read in conjunction with Exhibit A.

DESCRIPTION OF PLAN

    The Plan is administered by the Compensation Committee of the Board of Directors. Under the Plan, the Board may from time to time grant options to purchase shares of Common Stock to key employees up to an aggregate of 350,000 shares. Each option grants the holder the right to purchase one share of Common Stock at the exercise price which will be at least equal to the fair market value of the Common Stock on the date of grant. Any terminated or expired options will be available for future grant.

    The Board shall determine and designate from time to time the employees of the Company to whom options are to be granted and who thereby become participants in the Plan. Options granted to officers and other key employees are vested over a three year period with one-third of the option exercisable on or after each of the three succeeding anniversary dates of the granting of the option. The options are exercisable for a period of ten years from the date of the grant. The Board may at its discretion set forth such other vesting and exercise periods as it may from time to time establish. Options granted to directors who are not full-time employees are determined initially by the Board and automatically granted annually.

    If the option holder's employment is terminated, the options terminate three months after the date of termination. If the option holder dies, the options are terminated six months after the date of death. The shares to be issued pursuant to the Plan have not been registered with the Securities and Exchange Commission.

    The Board may amend, suspend, discontinue or terminate the Plan at its discretion.

    The following table discloses the options which have been granted to purchase shares pursuant to the Stock Incentive Option Plan - 1996:

NAME                                                 NUMBER OF UNIT
- - ----                                                 --------------

    David W. Berry                                          120,000

    David B. Christofferson                                 100,000

    S. Gordon Reese, Jr.                                     85,000
                                                            -------

    Total Options to be issued
     to Executive Officers                                  305,000

    Employee Group (1 employee)                              20,000


    The option price, as determined by the Compensation Committee on the date of grant, is $1.47 for all options other than those issued to David W. Berry. Mr. Berry's option price is 110% plus $.01 of said $1.47 fair market value.

    The shares of Common Stock to be issued upon exercise of the Plan Options will not be registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemptions from registration provided by Section 4(6) and/or Section 4(2) of the Act. Of the 350,000 shares of Common Stock issuable under the Stock Option Plan, 325,000 are issuable under Plan Options which have been granted (subject to shareholder approval pursuant to this Proxy Statement) to directors and/or executive officers of the Company, who are "accredited investors" within the meaning of Rule 215 of the Act. Accordingly, the Common Stock underlying the Plan Options granted to such individuals will be issued pursuant to the exemption provided by Section 4(6) of the Act, which exempts sales made solely to accredited investors. The remaining 25,000 shares of Common Stock issuable under the Stock Option Plan are issuable under Plan Options which will be granted, subject to shareholder approval, to key employees of the Company. The Common Stock underlying the Plan Options granted to such individuals will be issued pursuant to the exemption from registration provided by Section 4(2) of the Act.

    THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF THE STOCK INCENTIVE PLAN - 1996. THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING IS NECESSARY FOR APPROVAL.

                            INDEPENDENT ACCOUNTANTS

    Deloitte & Touche LLP served as the Company's independent accountants for the year ended December 31, 1995 and 1994.

    Representatives of Deloitte & Touche are expected to attend the Meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to shareholders' questions.

                             SHAREHOLDER PROPOSALS

    At the annual meeting each year, the Board of Directors submits to shareholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the shareholders for action at the annual meeting.

    Shareholders of the Company also may submit proposals for inclusion in the proxy material. These proposals must meet the shareholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in the Company's 1997 proxy material, a shareholder's proposal must be received not later than December 1, 1996 by the Company at 9400 North Broadway, Suite 120, One Benham Place, Oklahoma City, Oklahoma 73114, Attention: Secretary.

    In addition, the By-Laws provide that in order for business to be brought before a shareholders' meeting, a shareholder's written notice must be delivered to or mailed and received at the principal executive offices of the Company not less than forty (40) days prior to the meeting; provided, however, that in the event less than forty-five (45) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be so received not later than the tenth day following the day on which such notice of the date of the meeting was mailed or such disclosure was made, but not less than five days prior to the meeting. A shareholder's notice to the Secretary shall set forth (a) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting,
(b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in the By-Laws. The chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the provisions of Section 1.8 of the By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

    In addition, nominations for the election of directors shall be made by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such shareholder's intent to make such nomination or shareholder's notice is delivered to or mailed and received at the principal executive offices of the Company not fewer than forty
(40) days prior to the meeting, provided, however, that in the event that less than forty-five (45) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each notice shall set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholders as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

    If the chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of Section 2.9 of the By-Laws, such nomination shall be void.

                                 ANNUAL REPORT

    This Proxy Statement is accompanied by the Annual Report for the fiscal year ended December 31, 1995. Stockholders are referred to such report for financial and other information about the activities of the Company, but such report is not to be deemed a part of the proxy soliciting material.

                                  FORM 10-KSB

    The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, on the written request of any such person, a copy of the Company's annual report on Form 10-KSB filed with the Securities and Exchange Commission (not including exhibits to the Form 10-KSB). Written requests for such copies should be directed to Investor Relations, Frontier Natural Gas Corporation, 9400 North Broadway, Suite 120, Oklahoma City, Oklahoma 73114.

                                 OTHER MATTERS

    The Company's management does not know of any matters to be presented at the Meeting other than those set forth in the Notice of Annual Meeting of Shareholders. However, if any other matters properly come before the Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

                               BY ORDER OF THE BOARD OF DIRECTORS


                               \s\
                               __________________________________
                               David B. Christofferson, Secretary
May 6, 1996

                                  EXHIBIT "A"

                        FRONTIER NATURAL GAS CORPORATION

                       STOCK INCENTIVE OPTION PLAN - 1996


     1. PURPOSE. The purpose of this Stock Incentive Option Plan - 1996 (the "Plan") is to further the interests of Frontier Natural Gas Corporation (hereinafter called "the Company") by providing incentives for officers, managers, department heads, corporate counsel, directors and other key employees of the Company who may be designated for participation in the Plan and to provide additional means of attracting and retaining competent personnel.

     2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the "Board"). Subject to the provisions of the Plan and applicable law, the Board is authorized to interpret the Plan and to prescribe, amend and rescind rules and regulations regulating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. In the event the Board forms an Executive Compensation Committee said Committee shall assume all of the responsibility for the administration of the Plan.

     3. PARTICIPANTS AND ALLOTMENTS. The Board shall determine and designate from time to time those employees of the Company to whom options to purchase shares of common stock of the Company pursuant to the Plan are to be granted and who thereby become participants in the Plan. The Board shall allot to such participants (the "Option Holders") in such amount as the Board shall from time to time determine. No member of the Board shall have any right to vote or decide upon any matter relating solely to himself or a member of his immediate family or solely to any of his rights or benefits (or rights or benefits of a member of his immediate family) under the Plan, provided, however that, the Board of Directors may provide for the automatic annual grant of a pre-determined number of stock options to each member of the Board of Directors who is not an employee of the Company. Participation in the Plan shall not confer any right of continuation of service as an employee of the Company.

     4. SHARES OF COMMON STOCK SUBJECT TO PLAN. Under this Plan, the Board may from time to time grant options to purchase shares of common stock to key employees of the Company up to an aggregate of 350,000 shares. If any options granted under the Plan shall terminate or expire, in whole or in part, the shares so released from the options may be made the subject of additional options granted under the Plan. The Company shall reserve and keep available such number of shares of stock as will satisfy the requirements of all outstanding options granted under the Plan. If there is any change in the Company's shares of Common Stock, as by stock splits, reverse stock splits, stock dividends or recapitalization, the number of options outstanding and the shares subject to options shall be appropriately adjusted by the Board.

     5. OPTION PRICE. The Option price or prices shall be greater than or equal to the fair market value of issued and outstanding shares of stock of the Company at the date the Option is granted. For the purposes hereof, fair market value shall be determined by the Board after due investigation and inquiry.

     6. OTHER PROVISIONS. Each Option shall be subject to all provisions of this Plan, including, but not limited to, the following terms and conditions:
 (a) Options granted under the Plan shall be exercisable for a period of ten years from the date of the grant.
 (b) The Board shall grant Options to officers and other key employees and shall provide for the automatic receipt of options by directors who are not full-time employees. Each option shall consist of an option ("Option") to purchase one share of common stock at the exercise price (as defined below). The Exercise Price shall be at least the fair market value of the Common Stock on the date of the grant of the Option.
 (c) The Board may in its discretion establish a schedule setting forth time a period during which options may be exercised. Absent such a schedule, the options shall be exercisable 33 1/3% one year from the effective date of the grant thereof, an additional 33 1/3% two years from the effective date of the grant thereof, and the final 33 1/3% three years from the date of the grant thereof. As to all other options granted the options shall be exercisable 33 1/3% on each of the three anniversary dates following the date of the grant of the options. The Option Holder's right to exercise the options shall, however, be cumulative.
 (d) If the employment of the Option Holder by the Company is terminated for any reason other than (i) his death, (ii) his discharge for dishonesty or commission of a crime, or (iii) his employment with a competitor of the Company without the Company's consent, the Option Holder may, within three months thereafter, subject to provisions of subsections 6(a) and (b) above, exercise the option to the extent that the option was exercisable as of the date of termination of his employment. All unexercised Options shall terminate, be forfeited and shall lapse upon the expiration of said three-month period, or immediately if the employment of the Option Holder is terminated by the Company for any of the reasons set forth in (ii) or (iii) above.
 (e) If the Option Holder dies (i) while employed by the Company or (ii) within three months after termination of his employment for any reason other than as set forth in subsections 6(c)(ii) or (iii) above, then within six months after the date of Option Holder's death, subject to the provisions of subsections 6(a) and (b) above, the Option may be exercised by his estate or by any person who has acquired the Option Holder's right to exercise the Option by bequest or inheritance to the extent the Option was exercisable as of the date of his death. Upon the expiration of such six-month period, all unexercised options shall terminate, be forfeited and shall lapse.
 (f) Except as otherwise provided in subsection 6(d) above, the Option and all rights granted hereunder shall not be transferred by the Option Holder, and may not be assigned, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process. Upon any attempt by the Option Holder to transfer the option, or to assign, pledge, hypothecate or otherwise dispose of such Option or of any rights granted hereunder, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such Option or such rights, such Option and such rights shall immediately become null and void. The Option shall be exercisable, during the lifetime of the Option Holder, only by the Option Holder.

     7.  EXERCISE OF OPTIONS.
 (a) To exercise the Option, the Option Holder or his successor shall give written notice to the Company's President at the Company's principal office. Within ten days of the receipt by the Company of such written notice, the Company shall tender the Common Stock due pursuant to the exercise of the Option. The Option Holder shall, concurrent with acceptance of the tendered Common Stock remit full payment for the Common Stock being purchased pursuant to the Option to the Company. The Option Holder shall also provide to the Company a written statement that the shares are purchased for investment and not with a view to distribution. However, this statement shall not be required if the shares subject to the option are registered with the Securities and Exchange Commission. If the option is exercised by the successor of the Option Holder, following his death, proof shall be submitted, satisfactory to the Board, of the right of the successor to exercise the option.
 (b) Shares of stock issued pursuant to this Plan which have not been registered with the Securities and Exchange Commission shall bear the following legend:

     The securities represented by this stock certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state securities law (the "State Acts"), and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the corporation of a favorable opinion of its counsel and/or the submission to the Corporation of such other evidence as may be satisfactory to counsel for the Corporation, to the effect that any such transfer shall not be in violation of the Act and the State Acts.

 (c) The Company shall not be required to transfer or deliver any certificate or certificates for shares purchased upon any exercise of such option: (i) until after compliance with all then applicable requirements of law; and
     (ii) prior to admission of such shares to listing on any stock exchange on which the stock may then be listed. In no event shall the Company be required to issue fractional shares to the Optionee.

Incentive Stock Option Plan - Page 2

     8. REGISTRATION. If the Company shall be advised by its counsel that shares of stock deliverable upon any exercise of an option are required to be registered under the Securities Act of 1933, or that the consent of any other authority is required for the issuance of same, the Company may effect registration or obtain consent, and delivery of shares by the Company may be deferred until registration is effected or consent obtained.

     9. ISSUANCE OF STOCK. No stock shall be issued until full payment for such stock has been made. The Option Holder shall have no rights as a shareholder with respect to optioned shares until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Sections 4 and 10 hereof.

     10. CORPORATE REORGANIZATION. If there shall be any capital reorganization or consolidation or merger of the Company with another corporation or corporations, or any sale of all or substantially all of the Company's properties and assets to any other corporation or corporations, then all Options outstanding shall be exercisable for a thirty day period prior to the effective date thereof. Options not so exercised shall expire upon the effectiveness of such a transaction. This provision does not however, apply to mergers where the Company is the survivor.

     11. AMENDMENTS AND TERMINATION. The Board of Directors or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Options under the laws of various states (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to persons who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option granted thereunder, without the approval of the share owners of the Company.

     However, no action shall be taken without the approval of the share owners of the Company if the Committee determines that the approval of share owners would be necessary to retain the benefits of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code of 1986, as amended.

     12. OPTION AGREEMENT. The granting of an option shall take place only when a written option agreement in the form of a Stock Incentive Option Plan 1996 Agreement is executed by or on behalf of the Company and the employee to whom the Option is granted and such executed agreement is delivered to the Company.

     13. PERIOD OF PLAN. No Option shall be granted on or after the tenth anniversary of the date of adoption of the Plan by the Board of Directors of the Company. The Plan shall expire on the later of such tenth anniversary date or the date on which all Options granted under the Plan have expired or been exercised in full.

Incentive Stock Option Plan - Page 3